Exhibit 99.1

INTRICON DELIVERS STRONG THIRD-QUARTER GROWTH
Sales up 39 Percent Over Prior-Year Period

ST. PAUL, Minn. — October 25, 2005 — IntriCon Corporation (AMEX: IIN), a designer, developer, manufacturer and distributor of miniature and microminiature medical and electronic products, today announced financial results for its third quarter ended September 30, 2005.

        For the quarter, the company reported sales of $11.9 million, up from $8.5 million for the 2004 third quarter. The 39 percent year-over-year growth was driven by strong sales increases in IntriCon’s medical, hearing health and professional audio product groups. Year-over-year, medical rose 66 percent in the third quarter, hearing health increased 57 percent and professional audio grew 24 percent.

        The company reported income from continuing operations for the 2005 third quarter of $174,000, or $.03 per share, a substantial improvement from a loss of $975,000, or $.19 per share, for the year-ago period.

        “The sales momentum that we generated in the second quarter carried over into the third, helping drive increases in medical, hearing health and professional audio, which significantly improved our bottom line,” said Mark S. Gorder, president and chief executive officer of IntriCon. “Through the combination of miniature and microminiature expertise, and new product offerings, we are effectively capturing new, larger projects from existing customers, as well as attracting sizeable new customers.”

        For the nine-month period, IntriCon reported sales of $33.3 million and income from continuing operations of $594,000, or $.11 per share. This compares to 2004 nine-month sales of $26.2 million and a loss from continuing operations of $330,000, or $.06 per share.

        Total 2005 third-quarter net income (which includes both continuing and discontinued operations) was $125,000, or $.02 per share, compared with a net loss of $5,000, or $.00 per share, in 2004. For the nine months ended September 30, 2005, total net income was $653,000, or $.12 per share, compared with net income of $1.2 million, or $.23 per share, for the year-ago period, which included a $3.1 million gain from the sale of the company’s Dresher, Pa., property.

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IntriCon 2005 Third-Quarter Results
October 25, 2005

        Gorder stated: “In addition to the solid sales and earnings performance that we achieved during the third quarter, we also took steps to position our company for continued growth, including securing a line of credit with better terms.

        “While IntriCon delivered strong sales growth in its 2005 second and third quarters, we expect that factors such as seasonality and order timing may, from time to time, adversely impact the growth rate of future quarterly sales.”

Business Update
        For the third quarter, medical product sales strengthened with growth in existing projects and the continued ramp-up of new projects with several leading medical OEM customers. Hearing-health sales continued to benefit from new platforms in IntriCon’s advanced line of amplifier assemblies and systems based on Digital Signal Processing (DSP)—systems sales were up 119 percent over the prior-year period. Even with the absence of a large, one-time order from the Singapore military which favorably impacted 2004 sales, professional audio increased 24 percent in the 2005 third quarter due to strong demand for a variety of products.

        During the quarter, IntriCon closed on an $8.0 million new senior secured credit facility with Diversified Business Credit, Inc., a wholly owned subsidiary of Marshall & Ilsley Corporation, Milwaukee, Wis., and a $2.0 million secured line of credit with Oversea-Chinese Banking Corporation (OCBC). The company believes that the bank lines will provide it with the platform to achieve a more cost-efficient capital structure and to take advantage of new business opportunities in the marketplace.

        Said Gorder, “IntriCon now has the financial flexibility and expertise to compete in the miniature and microminiature electronics products space. Across our key markets, OEMs look to us to help design and manufacture their products, using proprietary technology and processes.”

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IntriCon 2005 Third-Quarter Results
October 25, 2005

About IntriCon Corporation
Headquartered in Arden Hills, Minn., IntriCon, formerly Selas Corporation of America, designs, develops, manufactures and distributes miniature and microminiature medical and electronic products. The company is focused on four key markets: medical, hearing health, professional audio and communications, and electronics. IntriCon has facilities in the United States, Asia and Europe. The company’s common stock trades under the symbol “IIN” on the American Stock Exchange. For more information about IntriCon, visit www.intricon.com.

Forward-Looking Statements
Statements made in this release and in IntriCon’s other public filings and releases that are not historical facts or that include forward-looking terminology such as “may”, “will”, “believe”, “expect”, “optimistic” or “continue” or the negative thereof or other variations thereon are “forward-looking statements” within the meaning of the Securities Exchange Act of 1934 as amended. These forward-looking statements include, without limitation, statements concerning future growth, future financial condition and performance, prospects and the positioning of the company to compete in chosen markets. These forward-looking statements are affected by known and unknown risks, uncertainties and other factors that are beyond the Company’s control, and may cause the Company’s actual results, performance or achievements to differ materially from the results, performance and achievements expressed or implied in the forward-looking statements. These risks, uncertainties and factors include, without limitation, the risk that the Company may not be able to achieve its long-term strategy, weakening demand for products of the Company due to general economic conditions, possible non-performance of developing technological products, the volume and timing of orders received by the Company, changes in the mix of products sold, competitive pricing pressures, availability of electronic components for the Company’s products, ability to create and market products in a timely manner, competition by competitors with more resources than the Company, foreign currency risks arising from the Company’s foreign operations, and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2004. The Company disclaims any intent or obligation to publicly update or revise any forward-looking statements, regardless of whether new information becomes available, future developments occur or otherwise.

Contacts
At IntriCon: William J. Kullback, CFO 651-604-9638 bkullback@intricon.com	At Padilla Speer Beardsley: Marian Briggs 612-455-1700 mbriggs@psbpr.com

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IntriCon 2005 Third-Quarter Results
October 25, 2005

IntriCon Corporation
Consolidated Condensed Statements of Operations
(Unaudited)

	Three Months Ended
		Restated
	September 30,	September 30,
	2005	2004

Sales, net	$11,896,464	$8,524,215

Costs of sales	8,989,356	6,849,639

Gross profit	2,907,108	1,674,576

Operating expenses:
Selling expense	826,852	889,371
General and administrative expense	1,291,753	1,245,042
Research and development expense	479,549	424,083

Total operating expenses	2,598,154	2,558,496

Operating income (loss)	308,954	(883,920)

Interest expense	(65,679)	(102,863)
Interest income	16,310	1,715
Other income, net	11,587	17,822

Income (loss) from continuing operations before income taxes	271,172	(967,246)
Income taxes expense	96,993	7,534

Income (loss) from continuing operations	174,179	(974,780)

Income (loss) from discontinued operations, net of income taxes	(48,732)	969,602

Net income (loss)	$125,447	$(5,178)

Basic income (loss) per share:
Continuing operations	$.03	$(.19)
Discontinued operations	(.01)	.19

Net income (loss)	$.02	$(.00)

Diluted income (loss) per share:
Continuing operations	$.03	$(.19)
Discontinued operations	(.01)	.19

Net income (loss)	$.02	$(.00)

Average shares outstanding:
Basic	5,132,692	5,129,214
Diluted	5,384,767	5,129,214

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IntriCon 2005 Third-Quarter Results
October 25, 2005

IntriCon Corporation
Consolidated Condensed Statements of Operations
(Unaudited)

	Nine Months Ended
		Restated
	September 30,	September 30,
	2005	2004

Sales, net	$33,284,010	$26,216,712

Costs of sales	24,583,421	20,063,282

Gross profit	8,700,589	6,153,430

Operating expenses:
Selling expense	2,515,066	2,817,667
General and administrative expense	3,828,688	4,140,429
Research and development expense	1,245,303	1,299,866

Total operating expenses	7,589,057	8,257,962

Gain on sale of asset	—	3,109,627

Operating income	1,111,532	1,005,095

Interest expense	(285,344)	(350,765)
Interest income	34,892	1,834
Other income, net	118,341	118,300

Income from continuing operations before income taxes	979,421	774,464

Income tax expense	385,414	1,103,944

Income (loss) from continuing operations	594,007	(329,480)
Income from discontinued operations, net of income taxes	58,609	1,499,493

Net income	$652,616	$1,170,013

Basic earnings (loss) per share:
Continuing operations	$.11	$(.06)
Discontinued operations	.01	.29

Net income	$.12	$.23

Diluted income (loss) per share:
Continuing operations	$.11	$(.06)
Discontinued operations	.01	.29

Net income	$.12	$.23

Average shares outstanding:
Basic	5,130,373	5,129,214
Diluted	5,202,814	5,129,214

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IntriCon 2005 Third-Quarter Results
October 25, 2005

IntriCon Corporation
Consolidated Balance Sheets

Assets		Restated
	September 30, 2005	December 31, 2004

Current assets

Cash	$457,737	$246,430

Restricted cash	59,172	449,613

Accounts receivable, less allowance for doubtful accounts of $200,000 in 2004 and $177,000 in 2004	7,095,751	4,996,705

Inventories	5,939,624	4,287,643

Refundable income taxes	20,361	46,163

Other current assets	408,144	379,318

Assets of discontinued operations	—	6,834,256

Total current assets	13,980,789	17,240,128

Property, plant and equipment
Land	170,500	170,500
Buildings	1,732,914	1,732,914
Machinery and equipment	26,531,346	25,635,452

	28,434,760	27,538,866

Less: accumulated depreciation	21,574,807	20,260,792

Net property, plant and equipment	6,859,953	7,278,074

Note receivable from sale of discontinued operations	575,000	—

Goodwill	5,292,564	5,264,585

Other assets, net	1,190,540	1,156,449

	$27,898,846	$30,939,236

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IntriCon 2005 Third-Quarter Results
October 25, 2005

IntriCon Corporation
Consolidated Balance Sheets

Liabilities and Shareholders’ Equity		Restated
	September 30, 2005	December 31, 2004

Current liabilities

Notes payable	$608,594	$3,740,393

Checks written in excess of cash	716,821	665,098

Current maturities of long-term debt	192,338	1,458,470

Accounts payable	2,783,811	2,211,909

Income taxes payable	264,203	—

Customers’ advance payments on contracts	35,433	75,000

Liabilities of discontinued operations	—	4,266,899

Other accrued liabilities	2,623,470	2,638,889

Total current liabilities	7,224,670	15,056,658

Long term debt, less current maturities	4,213,587	—

Other post-retirement benefit obligations	2,363,469	2,710,106

Deferred income taxes	29,586	143,902

Accrued pension liability	903,581	900,713

Total liabilities	14,734,893	18,811,379

Commitments and contingencies

Shareholders’ equity
Common shares, $1 par; 10,000,000 shares authorized;
5,665,568 shares issued	5,665,568	5,644,968
Additional paid-in capital	12,053,590	12,025,790

Accumulated deficit	(3,028,088)	(3,680,704)

Accumulated other comprehensive loss	(262,039)	(597,119)

Less: 515,754 common shares held in treasury, at cost	(1,265,078)	(1,265,078)

Total shareholders’ equity	13,163,953	12,127,857

	$27,898,846	$30,939,236

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